Exhibit 10.28
                                 PROMISSORY NOTE

$180,000                                                 Lake Forest, California
                                                         January 4, 2006

                  FOR VALUE RECEIVED, the undersigned, RECLAMATION CONSULTING AND APPLICATIONS, INC., a Colorado corporation (together with its successors and assigns, the "Borrower"), hereby promises to pay to the order of BILLFIGHTER INVESTMENTS, LIMITED, an Anguilla limited liability company (together with its successors and assigns, the "Lender"), at the Lender's offices located at Hannah Waiver House, The Valley, Anguilla BWI (or such other place as the Lender may designate in writing to the Borrower), the aggregate principal sum of One Hundred Eighty Thousand Dollars ($180,000) with interest with interest on the balance outstanding from time to time at the rate of ten percent (10%) per annum., in lawful money of the United States, upon the terms and subject to the conditions set forth herein. This unsecured promissory note (the "Note") is the promissory note referred to Section 3.3 of the License Agreement, dated of even date herewith (the "License Agreement") by and between the Lender and the Borrower.

1.    Payment and Prepayment.

      (a) Repayment of Principal and Interest. The entire unpaid principal balance, together with any accrued interest and other unpaid charges or fees hereunder, shall be due and payable on first anniversary of the date hereof (the "Maturity Date").

      (b) Prepayment. Prepayment in whole or part may occur at any time hereunder without penalty or premium; provided that the Lender shall be provided with not less than ten (10) days notice of the Borrower's intent to pre-pay; and provided further that any such partial prepayment shall not operate to postpone or suspend the obligation to make, and shall not have the effect of altering the time for payment of the remaining balance of the Note as provided for above, unless and until the entire obligation is paid in full. All payments received hereunder shall be applied, first, to any costs or expenses incurred by Lender in collecting such payment or to any other unpaid charges or expenses due hereunder; second, to accrued interest; and third, to principal.

2. Events of Default. The occurrence and continuation of any one or more of the following events shall constitute an event of default under this Note ("Event of Default"):

      (a) Payment Default. The Borrower shall fail to make any required payment of principal of or interest on this Note and such failure shall continue for more than five (5) business days after written notice from the Lender to the Borrower thereof.

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

      (b) Bankruptcy Default. The Borrower shall (i) commence any case, proceeding or other action under any existing or future law of any jurisdiction relating to seeking to have an order for relief entered with respect to it or its debts, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other such relief with respect to it or its debts, or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or substantially all of its assets (each of the foregoing, a "Bankruptcy Action"); (ii) become the debtor named in any Bankruptcy Action which results in the entry of an order for relief or any such adjudication or appointment described in the immediately preceding clause (i), or remains undismissed, undischarged or unbonded for a period of sixty (60) days; or (iii) make a general assignment for the benefit of its creditors.

      In each and every Event of Default under clause (a) of this Section 2, the Lender may, without limiting any other rights it may have at law or in equity, by written notice to the Borrower, declare the unpaid principal of and interest on this Note due and payable, whereupon the same shall be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which the Borrower hereby expressly waives, and the Lender may proceed to enforce payment of such principal and interest or any part thereof in such manner as it may elect in its discretion. In each and every Event of Default under clause (b) of this Section 3, the unpaid principal of and interest on this Note shall be immediately due and payable without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives, and the Lender may proceed to enforce payment of such principal and interest or any part thereof in such manner as it may elect in its discretion.

3. Notices. All notices, requests, demands or communications required or permitted under this Note shall be given in accordance with the provisions applicable to the giving of notices in the License Agreement.

4. Waivers, Rights and Remedies.

      (a) Waiver. No failure, delay or course of dealing on the part of the Lender in exercising any right, power or privilege under this Note shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the simultaneous or later exercise of any other right, power or privilege hereunder. The Borrower hereby waives to the extent not prohibited by applicable law (i) all presentments, demands for performance or notices of nonperformance (except to the extent specifically required under Section 3); (ii) any requirement of diligence or promptness on the part of the Lender to enforce its rights under this Note; (iii) any and all notices of every kind and description which may be required to be given by any law; and (iv) any defense of any kind (other than payment) which it may now or hereafter have with respect to its obligations under this Note.

      (b) Rights and Remedies. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Lender may otherwise have.


5. Indemnification. The Borrower shall pay and shall indemnify and hold the Lender harmless against any and all costs and expenses, including reasonable attorneys' fees and disbursements, actually incurred by the Lender for the collection of this Note upon an Event of Default.

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6.  Governing  Law; Venue for Suit;  Jurisdiction  of Court.  This Note shall be governed by and construed in accordance with the internal laws of the State of California applicable to the performance and enforcement of contracts made within such state, without giving effect to the law of conflicts of laws applied thereby. In the event that any dispute shall occur between or among the Parties arising out of or resulting from the construction, interpretation, enforcement or any other aspect of this Note, the Parties hereby agree to accept the exclusive jurisdiction of the Courts of the State of California sitting in and for the County of Orange. The Parties hereby agree that venue is proper in those courts, hereby consent to such venue in and personal jurisdiction over them by those courts, and hereby waive all objections to such venue and to the courts' personal jurisdiction over them.

7. Amendment. No amendment or other modification of this Note may be made without the written consent of the Lender.


THE BORROWER

RECLAMATION CONSULTING
AND APPLICATIONS, INC.


/s/ Gordon W. Davies
--------------------
 Gordon Davies
 President



THE LENDER

BILLFIGHTER INVESTMENTS LIMITED



/s/ Bernadine Romney
--------------------
Bernadine Romney
Authorized Signatory

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